Exhibit 32.1
                            College Partnership, Inc.
                                  Certification

     In connection with the periodic report of College Partnership, Inc. (the "Company") on Form 10-QSB for the period ended October 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Douglas C. Rother, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350,as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

     A signed original of this written statement required by Section 906 had been provided to College Partnership, Inc. and will be retained by College Partnership, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Date: December 23, 2003             /s/ Douglas C. Rother
                                    ---------------------------
                                    Douglas C. Rother
                                    Chief Executive Officer